EXHIBIT 1.1
Alkermes plc

21,000,000 Ordinary Shares1
($0.01 nominal value per share)

Underwriting Agreement

New York, New York
March 8, 2012

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Jefferies & Company, Inc.
520 Madison Avenue, 10th Floor
New York, New York 10022

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

           As Representatives of the several Underwriters

Ladies and Gentlemen:

           Elan Science Three Limited (the “Selling Shareholder”), a private limited company incorporated under the laws of Ireland (registered number 477401), proposes to sell, subject to the terms and conditions stated herein, to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the beneficial interest in 21,000,000 ordinary shares, $0.01 nominal value per share (“Ordinary Shares”) of Alkermes plc, a public limited company incorporated under the laws of Ireland (registered number 498284) (the “Company”) (said shares to be sold by the Selling Shareholder being hereinafter called the “Underwritten Securities”).  The Selling Shareholder also proposes to grant to the Underwriters an option to purchase up to 3,150,000 additional Ordinary Shares (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To

1    Plus an option to purchase from the Selling Shareholder up to 3,150,000 additional Securities.

the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-179550) on Form S-1, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement (together with the Base Prospectus) shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i).

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Company and each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing (where relevant) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g) All the issued shares in the capital of the Company and each Material Subsidiary have been duly and validly authorized and issued and are fully paid, not subject to calls for any additional payments (“nonassessable”), and, except as otherwise set forth in the Disclosure Package and the Prospectus, all the issued shares in the capital of the Material Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(h) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Business – Patents and Proprietary Rights”, “Description of Ordinary Shares” and “Certain Relationships And Related Person Transactions”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i)  This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(l) Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Memorandum and Articles of Association of the Company or any of its subsidiaries or, where applicable, the charter or bylaws of the subsidiaries

(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for any such conflict, breach, violation or lien, charge or encumbrance under clauses (ii) and (iii) that would not have a Material Adverse Effect.

(m) Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(n) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The pro forma financial data included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial data included in the Preliminary Prospectus, the Prospectus and the Registration Statement.  The pro forma financial data included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those data.

(o) The consolidated historical financial statements and schedules of the Elan Drug Technologies business unit (“EDT”) of Elan Corporation plc included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of EDT as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of the consolidated operations of the Company and its subsidiaries as presently conducted.

(r) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its Memorandum and Articles of Association or, where applicable, its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except where such violation or default under clauses (ii) and (iii) would not have a Material Adverse Effect.

(s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(t) KPMG, who have audited certain financial statements of EDT and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u) No stamp, registration, documentary or other issuance or transfer taxes or duties, including interest and penalties, are payable in Ireland or any political subdivision thereof upon or in connection with (i) the offer and sale of the Securities by the Selling Shareholder to the Underwriters in accordance with the terms of this Agreement, (ii) the purchase and sale of the Securities by the Underwriters from the Selling Shareholder and the resale and delivery of the Securities by the Underwriters to subsequent purchasers thereof in accordance with the terms of this Agreement and in each case effected through the facilities of The Depository Trust Company (“DTC”) with the Underwriters and subsequent purchasers holding such shares through DTC or (iii) the execution, delivery and performance of this Agreement by the Company, the Selling Shareholder and the Underwriters.

(v) The Company and each of its Material Subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which reserves, to the extent required by U.S. generally accepted accounting principles, have been created in the financial statements of the Company, or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x) The Company and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct the consolidated business of the Company and its subsidiaries, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aa) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) The Company and its subsidiaries (i) are in compliance with any and all applicable Irish and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ee) Neither the Company nor any of its subsidiaries, nor any director (in his/her capacity as such) or officer, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Neither the Company nor any of its subsidiaries, nor any director (in his/her capacity as such) or officer, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries own, possess, license or otherwise have, or can obtain, adequate rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, trade dress, domain names and all goodwill associated with the foregoing, copyrights, licenses, inventions, trade secrets, computer software, technology, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the consolidated business of the Company and its subsidiaries as currently conducted as described in the Disclosure Package or Prospectus, and, to the best knowledge of the Company, the conduct of the consolidated business of the Company and its subsidiaries has not infringed, misappropriated or otherwise violated the Intellectual Property of any other person or entity; and (ii) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others (x) challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ rights in any such Intellectual Property or (y) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

(ii) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Ireland.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) The Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

(a) The Selling Shareholder is the beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, the Securities to be sold by the Selling Shareholder have been deposited into the facilities of DTC and are eligible for clearance and settlement through DTC, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(d) Neither the sale of the Securities being sold by the Selling Shareholder nor the consummation of any other of the transactions herein contemplated by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) the Memorandum and Articles of Association of the Selling Shareholder or (ii) the terms of any indenture or other agreement or instrument to which the Selling Shareholder or any of its subsidiaries is a party or bound, or any law, judgment, order or decree applicable to the Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder or any of its subsidiaries, except in the case of clause (ii) for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of the Selling Shareholder to fulfill its obligations hereunder and thereunder.

(e) The sale of Securities by the Selling Shareholder pursuant hereto is not prompted by any material non-public information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(f) Solely in respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, the Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(e) of this Section, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of its name and any information relating to its holdings of Ordinary Shares.

(g) Neither the Selling Shareholder nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Ireland.

Any certificate signed by any officer of the Selling Shareholder and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price of $15.79875 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,150,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the

Underwritten Securities but not payable on the Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Shareholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date, which shall not be earlier than the Closing Date or unless the Underwriters, the Company and the Selling Shareholder agree in writing, earlier than three or more than ten Business Days after the date of such notice. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on March 13, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholder may agree in writing or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective account(s) of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Shareholder to or upon the order of the Selling Shareholder by wire transfer payable in immediately available funds to the accounts specified by the Selling Shareholder.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC only.

The Selling Shareholder will pay all applicable transfer taxes and stamp duties, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers. The purchase price payable by the Underwriters shall be reduced by (i) any transfer taxes or stamp duties paid by, or on behalf of, the Underwriters in connection with the transfer of the Securities from the Selling Shareholder to the Underwriters duly paid and (ii) any withholding required by law arising in respect of the transfer of the Securities from the Selling Shareholder to the Underwriters.

If the option provided for in Section 2(b) hereof is exercised and the Option Securities to be purchased pursuant to such exercise are not to be delivered, sold or paid for on the Closing Date, the Selling Shareholder will deliver the Option Securities (at the expense of the Company) to Citigroup Global Markets Inc., on behalf of the Representatives, at the address set forth in Section 12 hereof, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option)

for the respective account(s) of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholder by wire transfer payable in immediately available funds to the accounts specified by the Selling Shareholder. If settlement for the Option Securities occurs after the Closing Date, the Selling Shareholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives and the Selling Shareholder (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the

Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as reasonably practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives and the Selling Shareholder so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you or the Selling Shareholder may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives and the Selling Shareholder of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you or the Selling Shareholder in such quantities as you may reasonably request.

(d) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and the Selling Shareholder and counsel for the Underwriters and the Selling Shareholder, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required  by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives and the Selling Shareholder may reasonably request.  The Company will pay the reasonable expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in any jurisdiction wherein it is not so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that (i) the Company may issue and sell securities convertible into, or exercisable, or exchangeable for, Ordinary Shares (including, without limitation, stock options, restricted stock unit awards and restricted stock awards) pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or similar plan of the Company in effect at the Execution Time, (ii) the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) the Company may acquire Ordinary Shares pursuant to any net share settlement upon the vesting of restricted stock unit awards or restricted stock awards or upon exercise of options awarded pursuant to any employee stock option or similar plan.  Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(p) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(p) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Provided that nothing herein shall affect the allocation of expenses between the Company and the Selling Shareholder pursuant to the Shareholder’s Agreement by and among Elan Corporation, plc, the Selling Shareholder and the Company, dated as of September 16, 2011, the Company agrees to pay or cause to be paid the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Select Market (“NASDAQ”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) 50% of the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this clause (j).  The Selling Shareholder agrees to pay the costs and expenses relating to the following matters: (i) any stamp or transfer taxes in connection with the offer and sale of the Securities to the Underwriters hereunder; (ii) 50% of the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (iii) the fees and expenses of counsel (including local and special counsel) for the Selling Shareholder and (iv) all other costs and expenses incident to the performance by the Selling Shareholder of its obligations hereunder which are not otherwise specifically provided for in this clause (j).

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(ii) The Selling Shareholder agrees with the several Underwriters that:

(a) The Selling Shareholder will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for such Ordinary Shares, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the foregoing shall not apply to (i) the sale of the Ordinary Shares to be sold hereunder, (ii) transactions relating to transfers of Ordinary Shares to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Selling Shareholder or (iii) Ordinary Shares disposed of as bona fide gifts approved by the Representatives; provided further that in the case of any transfer or distribution pursuant to clauses (ii) and (iii), each transferee, donee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form attached hereto as Exhibit A and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the 90-day restricted period. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Representatives waive, in writing, such extension.

(b) The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) The Selling Shareholder will advise you and the Company promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, solely to the extent that the information is brought to the attention of the Selling Shareholder, of any new material information relating to the Company or any change in information set forth in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating, as a result of which the information specifically provided by the Selling Shareholder in writing for inclusion in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto would include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made at such time, not misleading, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the information described as such in the last sentence of Section 8(b) hereof.

(d) The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e) The Selling Shareholder will comply with the agreement contained in the penultimate sentence of Section 5(i)(j).

(f) The Selling Shareholder will deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-8, together with any required attachments to each form.

6. Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit C hereto.

(c) The Company shall have requested and caused Arthur Cox, Irish counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit D hereto.

(d) The Company shall have requested and caused Kathryn Biberstein, General Counsel for the Company, to have furnished to the Representatives her opinion dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit E hereto.

(e) The Selling Shareholder shall have requested and caused Cadwalader, Wickersham & Taft LLP, counsel for the Selling Shareholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit F hereto.

(f) The Selling Shareholder shall have requested and caused A&L Goodbody Solicitors, Irish counsel for the Selling Shareholder, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit G hereto.

(g) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or the principal financial officer or secretary of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i) The Selling Shareholder shall have furnished to the Representatives a certificate, signed by the Secretary, a director or duly authorized officer of the Selling Shareholder, dated the Closing Date, to the effect that the Secretary, a director or duly authorized officer has carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(j) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives at the Execution Time and at the Closing Date letters, dated respectively as of the

Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, to the effect that:

(i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB);

(ii) in their opinion, the financial statements of Alkermes, Inc. audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the SEC;

(iii) on the basis of procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB)) consisting of:

(1) Performing the procedures specified by PCAOB for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited condensed interim financial statements of the Company for the 9-month period ended December 31, 2011 and as at December 31, 2011 included in the Registration Statement;

(2) reading the minutes of the meetings of stockholders, Board of Directors, Audit and Risk Committee, the Compensation Committee, and Nominating and Corporate Governance Committee of the Company since December 31, 2011 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(3) reading unaudited interim financial data for the period from the date of the latest balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

(4) making inquires of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

           nothing has come to their attention as a result of the foregoing proceduresthat caused them to believe that:

i.	the unaudited condensed interim financial statements, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the SEC; and any material modifications should be made to such unaudited condensed interim financial statements for them to be in conformity with generally accepted accounting principles.

ii.
with respect to the period subsequent to December 31, 2011, there were, at a specified date not more than five days prior to the date of the letter, any decreases in cash and cash equivalents or any increase in total debt as compared with the amounts shown on the December 31, 2011 consolidated balance sheet included in the Registration Statement or for the period from January 1, 2012 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total revenues of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries which are subject to internal control over financial reporting or which has been derived directly from such accounting records by analysis or computation) set forth in the Registration Statement including the information set forth under the caption “Selected Historical Financial Data” in the Preliminary Prospectus and the Prospectus, agrees with the accounting records of the Company and its subsidiaries which are subject to internal control over financial reporting or which has been derived directly from such accounting records by analysis or computation, excluding any questions of legal interpretation; and

(v) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule

11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

(k) The Selling Shareholder shall have requested and caused KPMG to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the financial information of EDT for the 6-month period ended June 30, 2011 and as at June 30, 2011, in accordance with Statement on Auditing Standards No. 100 stating in effect that:

(i) in their opinion the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the unaudited financial statements made available by EDT; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the 6-month period ended June 30, 2011 and as at June 30, 2011; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of EDT; and inquiries of certain officials of EDT who have responsibility for financial and accounting matters of EDT as to transactions and events subsequent to June 30, 2011, nothing came to their attention which caused them to believe that any unaudited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of EDT) set forth in the Registration Statement, the Preliminary Prospectus, and the Prospectus agrees with the accounting records of EDT, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(o) The Securities shall have been listed and admitted and authorized for trading on NASDAQ, and satisfactory evidence of such actions shall have been provided to the Representatives.

(p) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company listed in Schedule III hereto addressed to the Representatives.

(q) The Company shall have furnished to the Representatives a certificate of the chief financial officer of the Company, dated the Closing Date, substantially in the form of Exhibit H hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and the Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 6 hereof (except for subsections (e), (f), (i), or (k)) is not satisfied, because of any termination pursuant to Section 10(i) hereof where the suspension in trading in the Company’s Ordinary Shares remains in effect for more than one Business Day and is the result of the actions of the Company or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse, or cause the reimbursement of, the Underwriters severally through Morgan Stanley & Co. LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities or (ii) because any condition to the obligations of the Underwriters set forth in Section 6(e), (f), (i), or (k) hereof is not satisfied or because of any refusal, inability or failure on the part of the Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Shareholder will reimburse the Underwriters severally through Morgan Stanley & Co. LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, and cause to be indemnified or held harmless each of the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse or cause to be reimbursed, as the case may be, each such indemnified party, as incurred, for any legal or other documented expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have. The Company and each Underwriter acknowledge that the statements in the Preliminary Prospectus and the Prospectus regarding the Selling Shareholder’s name and any information relating to its holdings of Ordinary Shares constitute the only information furnished in writing by or on behalf of the Selling Shareholder for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Shareholder and each of its directors and each person who controls the Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and the Selling Shareholder acknowledge that the following statements in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus: (i) the names of the Underwriters appearing on the cover page and the list of Underwriters and their respective participation in the sale of the Securities under the heading “Underwriting”; (ii) the third paragraph under the heading “Underwriting” concerning the terms of the offering by the Underwriters; and (iii) the tenth and eleventh paragraphs under the heading “Underwriting” concerning the Underwriters’ purchase and sale of Ordinary Shares in the open market, short sales, covering transactions and stabilizing transactions.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a),  (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Shareholder, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other documented expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholder, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company and the Selling Shareholder within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company and the Selling Shareholder shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

The liability of the Selling Shareholder under the Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Shareholder to the Underwriters. The Company and the Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

In particular, and notwithstanding the indemnity and contribution agreements contained in this Section 8, nothing herein shall affect the indemnity and contribution agreements pursuant to the Shareholder’s Agreement by and among Elan Corporation, plc, the Selling Shareholder and the Company, dated as of September 16, 2011.

9. Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholder or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816‑7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, with a copy to Jefferies & Company, Inc., 520 Madison Avenue, 10th Floor, New York, New York 10022, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; or, if sent to the Company, will be mailed, delivered or telefaxed to Alkermes plc, General Counsel (fax no.: (781) 609-5856), and confirmed to the General Counsel, Alkermes plc, at 852 Winter Street, Waltham, Massachusetts 02451; or if sent to the Selling Shareholder, will be mailed, delivered or telefaxed to Elan Science Three Limited, Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland, Secretary (Fax No. +335 1 709 4713), and confirmed to it at Elan Science Three Limited, Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland, Secretary (Fax No. +335 1 709 4713) attention of Secretary.

13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Shareholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which any of the Underwriters may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Shareholder on related or other matters).  The Company and the Selling Shareholder agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof, except the provisions of the Shareholder’s Agreement by and among Elan Corporation, plc, the Selling Shareholder and the Company, dated as of September 16, 2011, which shall survive the execution of this Agreement and not be superseded thereby.

16. Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Selling Shareholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Submission to Jurisdiction; Service of Process. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and any other requirements of or objections to personal jurisdiction with respect thereto and (iii) expressly submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company hereby appoints Alkermes, Inc. as its authorized agent (the “Company Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter.  The Selling Shareholder hereby appoints CT Corporation System as its authorized agent (the “Selling Shareholder Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter.  Such appointments shall be irrevocable.  Service of process upon the Company Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.  Service of process upon the Selling Shareholder Authorized Agent and written notice of such service to the Selling Shareholder shall be deemed, in every respect, effective service of process upon the Selling Shareholder.

19. Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder, shall be several and not joint, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

20. Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Subsidiary” shall mean each of Alkermes Pharma Ireland Limited, Alkermes, Inc. and Alkermes Gainesville LLC.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430C” and “Rule 433” refer to such rules under the Act.

 “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours,

Alkermes plc

By:	/s/ Shane Cooke
	Name:	Shane Cooke
	Title:	President

Elan Science Three Limited

By:	/s/ William F. Daniel
	Name:	William F. Daniel
	Title:	Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

By:	Citigroup Global Markets Inc.

By:	/s/ William R. White
	Name:	William R. White
	Title:	Managing Director

By:	Jefferies & Company, Inc.

By:	/s/ Kevin Sheridan
	Name:	Kevin Sheridan
	Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ John D. Tyree
	Name:	John D. Tyree
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	5,880,000
Jefferies & Company, Inc.	5,880,000
Morgan Stanley & Co. LLC	5,880,000
Cowen and Company, LLC	1,680,000
Joh. Berenberg, Gossler & Co. KG	1,680,000
Total	21,000,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE III

Schedule of officers and directors to provide lock-up letters to the Representatives.

1.	Kathryn L. Biberstein

2.	James L. Botkin

3.	Shane Cooke

4.	Elliot W. Ehrich

5.	James M. Frates

6.	Michael J. Landine

7.	Gordon G. Pugh

8.	Richard F. Pops

9.	David W. Anstice

10.	Floyd E. Bloom

11.	Robert A. Breyer

12.	Wendy L. Dixon

13.	Geraldine A. Henwood

14.	Paul J. Mitchell

15.	Mark B. Skaletsky

16.	Mark Stejbach

 EXHIBIT  A

Form of Lock-Up Agreement

Alkermes plc
Public Offering of Ordinary Shares

[●], 2012

Citigroup Global Markets Inc.
Jefferies & Company, Inc.
Morgan Stanley & Co. LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Jefferies & Company, Inc.
520 Madison Avenue, 10th Floor
New York, New York 10022
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Alkermes plc, a public limited company incorporated under the laws of Ireland (registered number 498284) (the “Company”), Elan Science Three Limited, a private limited company incorporated under the laws of Ireland (registered number 477401), as selling shareholder and each of you as the Representatives of a group of Underwriters named therein, relating to an underwritten public offering of ordinary shares, $0.01 par value (the “Ordinary Shares”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares of the Company or any securities convertible into, or exercisable or exchangeable for such Ordinary Shares, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement, other than (i) Ordinary Shares disposed of as bona fide gifts approved by the Representatives where each recipient of a gift of shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) Ordinary Shares effectively disposed of by the undersigned to the Company pursuant to any net share settlement upon the vesting of restricted stock unit awards or restricted stock awards or upon exercise of options awarded pursuant to any employee stock option or similar plan provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made between the date hereof and May 15, 2012.  Notwithstanding the foregoing, nothing herein shall prevent the undersigned from entering into during the lock-up period referred to above a 10b5-1 plan or similar program or plan for the disposition of Ordinary Shares, provided that any dispositions pursuant to such program or plan may not be made or entry into the plan publicly announced until the expiration of the lock-up period.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Name of corporation if applicable] By:____________________________________ Name: Title:

EXHIBIT B

Form of Press Release

EXHIBIT C

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP

Form of 10b-5 Paragraph of Cleary Gottlieb Steen & Hamilton LLP

EXHIBIT D

Form of Opinion of Arthur Cox

EXHIBIT E

Form of Opinion of Company General Counsel

EXHIBIT F

Form of Opinion of Cadwalader, Wickersham & Taft LLP

EXHIBIT G

Form of Opinion of A&L Goodbody Solicitors

EXHIBIT H

Form of Chief Financial Officer's Certificate